Exhibit  99.1

PRB ENERGY, INC. ANNOUNCES

YEAR-END 2006 FINANCIAL RESULTS AND BUSINESS UPDATE

Denver, Colorado — March 29, 2007 — PRB Energy, Inc. (“PRB” or the “Company”) (AMEX:PRB) today reported financial results for the year ended December 31, 2006.  See accompanying tables.

The Company reported a loss of $8.7 million for 2006 vs. $4.8 million for 2005.  The 2006 loss included non-cash items of:  (i) $2.3 million of depreciation, (ii) impairment of properties of $790,000, (iii) stock-based compensation of $663,000, (iv) accruals of $302,000 and (v) other non-cash expenses of $654,000.  The cash loss for 2006 was approximately $4.0 million compared to $0.8 million for 2005.  (Refer to page 6, “Reconciliation of Net Loss to Cash Loss.”)  Most of the loss occurred in the first three quarters of 2006.

Natural gas sales increased from $51,000 to $1.7 million with most of the increase occurring in the fourth quarter as more Pennaco wells were brought on production.  Gas gathering and processing revenues decreased to $2.6 million in 2006 from $2.8 million in 2005.  Prior to the Pennaco acquisition, approximately 50% of the Company’s gathering and processing revenues were from Pennaco.  Following the acquisition, the Company was required to consolidate revenues and expenses from this property, which reduced gathering and processing revenues and expenses.  General and administrative (“G&A”) expenses more than doubled, primarily due to growth in support staff.  Also included in G&A were a number of expenses, including non-cash charges of approximately $1.5 million.  Working capital at year end was approximately $12 million, up from $7 million at year-end 2005.  The $12 million for 2006 reflects the reduction of $2 million of restricted cash reserved for Pennaco well reclamation.

During 2006, the Company completed a number of acquisitions including:  1) a gathering system in the Recluse area, 2) approximately 29,000 acres and 590 gross wells from Pennaco Energy, Inc. and, most recently, 3) 385,000 gross acres (330,000 net acres) in the Denver-Julesburg Basin (“D-J Basin”) with 12 gas wells and 1 water disposal well, plus 85 square miles of 3-D seismic and 115 miles of 2-D seismic.  These acquisitions and PRB’s previous activities have positioned the Company for an excellent growth year in 2007 and beyond.  The Pennaco acquisition, which closed at mid-year, directly offset PRB’s Moyer-coal pilot project.  Closing on this acquisition provided the acreage position to develop the Moyer-coal after gas breakthrough occurs.  This acquisition had some 550 wells drilled to the Wyodak-coal of which approximately 120 were on production at closing.  In the fourth quarter, approximately 400 wells were on production but it was discovered that a number had low quality gas which impacted gas sales and revenues.  Currently, there are over 220 wells capable of producing between 50,000 and 60,000 MMBtu of marketable gas per month.  This is a stabilized production rate and at current prices will generate positive cash flow.  In addition, there are currently 53 wells dewatering the Moyer—coal.  The 300-well development program will only begin once commercial production is established.

In reporting on the recent D-J Basin acquisition, Mr. Hayworth, President and COO stated, “On the recently acquired D-J Basin property, we have received the 3-D seismic interpretation on approximately 30,000 gross acres out of the 385,000 gross acres.  This interpretation of the 3-D seismic has identified 170 potential drilling locations to the Niobrara of which approximately 90% appear to be highly prospective.  Companies operating in this area have reported a very high rate of success using 3-D seismic to select drilling locations.  At this time, we are preparing to file our drilling permits and plan to begin drilling operations in the 2nd quarter.  We have also discovered over 200 existing abandoned wells that were drilled to deeper zones and we are evaluating these wells with the thought of reentering and completing them.  In addition, we have found that there were approximately 20 expired drilling permits issued on the property.  Currently, we are comparing our seismic interpretation with the expired permits to verify how many we want to re-submit to the state of Colorado.”

He continued, “Our Recluse gathering system volumes continue to grow and have become a cash generator for the Company.  We expect additional growth during the first six months of 2007.”

Mr. Robert Wright, Chairman and CEO reported, “The very mild fall and winter in the Northeast and Midwest plus high storage numbers had a negative impact on natural gas prices during the fourth quarter.  We experienced unseasonably low market prices for the entire fourth quarter with a base market price at year-end of $4.46 per MMBtu.  This was compared to a base market price of $7.72 per MMBtu at year-end 2005.  Pricing had a material impact on our fourth quarter results.  Nonetheless, we were able to break even on a cash basis for the month of December.

In January, cold weather hit the Powder River Basin and prices improved but many of the pipelines, facilities and gathering systems in the basin were unable to transport gas.  We could not sell gas from January 11th until February 6th due to problems associated with the freeze-up.  The weather again played a role during February, resulting in the inability of producers in the area to produce and sell gas.  In March, we were approaching our previous levels of production when we lost a recip compressor.  While we continue to produce, we are at a reduced level until the compressor is returned to service, which could take as long as two weeks.  All of these factors have contributed to what will be a disappointing first quarter for PRB.”

He continued, “Our development activities are focused on the D-J Basin until we see commercial gas production in the Powder River Basin from the Moyer and Dannar coals.  We are hopeful production from these coals will be commercial in the fourth quarter of 2007.”

At year-end, debt totaled approximately $37 million including $22 million of convertible notes and $15 million of senior secured debt.  The senior debt was used primarily to acquire the D-J Basin properties.  Even though the Company is able to service the debt, management and the Board are considering options to reduce the level of debt during 2007.  In addition, PRB is negotiating with commercial banks to establish a credit line.  Currently, the Company has sufficient capital to meet capital requirements for the first nine months of the year and plans to be able to draw on a bank credit line later in the year as reserves grow.

Mr. Hayworth reported, “As was mentioned above, gas prices were exceptionally low at the end of December and this materially impacted our SEC reserves.  Our 2006 year-end reserves, which were prepared by Netherland, Sewell & Associates, Inc (“NASI”), used a total proved reserve average price of $3.39 per Mcf as compared to $5.04 for the 2005 year-end report prepared by Sproule and Associates.  This reduction in pricing resulted in prematurely reaching the economic limit of most of our coal-bed methane reserves.  Reserve values would have been much improved if the price at year-end 2006 was higher.  NASI gave very little value for the D-J Basin assets as the acquisition was closed at year-end and the seller did not transfer any interpretative data on which NASI could have calculated reserves.  It is our intent to have the reserve report updated mid-year.”

Discussing PRB’s strategy and goals for 2007, Mr. Wright noted, “At this time, we are focused on developing our existing asset base to generate revenues and cash flow and increase reserves.  Our first major objective is to rapidly move forward with the development of the D-J Basin which we believe will have a positive impact on our objectives.  As mentioned above, the Board of Directors and management have initiated a program to expeditiously review various options to deal with our convertible debt and the recently issued senior secured debentures.    A second major objective for the year is to strengthen our balance sheet through a reduction in debt.  To effect that objective, a Special Committee, comprised of Directors who do not own the convertible notes, has been formed to study various options and make recommendations.”

PRB is participating in the IPAA sponsored OGIS conference in New York at the Sheraton New York Hotel on April 23rd to 25th.  The Company will be making their presentation on April 25th at 10:55 AM.  The presentation will be broadcast through the Company’s website.

CONFERENCE CALL

The management of PRB Energy, Inc. will host a conference call today at 10:00 a.m. EDT/8:00 am MDT, to discuss the subjects covered in this news release.  Interested parties may participate in the call by dialing 706-679-0885.  Please call in 10 minutes before the conference is scheduled to begin and ask for the PRB conference call.  After opening remarks, there will be a question and answer period.  This conference call will be webcast live over the Internet at www.prbenergy.com.  To listen to the live call, please go to the website at least 15 minutes early to register, and if necessary, download and install any audio software.  If you are unable to listen live, the conference call will be archived and can be accessed for approximately 30 days.

ABOUT PRB ENERGY, INC.

Having commenced operations in January 2004, PRB Energy has evolved into an exploitation and gathering company with development activities in the Rocky Mountain States.  The Company is vertically integrated, combining upstream exploitation and production as well as midstream gathering and processing.  This model is intended to increase PRB Energy’s access to and acquisition of high-potential development properties at attractive prices, delivers cost savings and provides additional revenue through the gathering of third-party gas.

This press release may include certain forward-looking statements including, without limitation, statements regarding the Company’s expectations regarding growth, revenue, cash flow growth, access to financing, drilling and production results and timing, development activities and first quarter results.  Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control such as commodity prices, weather, governmental regulation and operational hazards.  An extensive list of factors that can affect future results are discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Company Contact:	or	Investor Relations Counsel:
PRB Energy, Inc.		Cordon Partners, LLC
Robert W. Wright, Chairman and CEO		Harvey Goralnick
(303) 308-1330		(212) 755-4884
investors@prbenergy.com		Walter Kass
(212) 300-4708

(See Accompanying Tables)

PRB ENERGY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share amounts)

	For the years ended December 31,
	2006	2005
		**
Revenue:
Natural gas sales	$1,676	$51
Gas gathering and processing	2,612	2,834
Other	547	270
Total revenue	4,835	3,155
Natural gas gathering expense	340	12
Natural gas production taxes	182	5
Net revenue	4,313	3,138
Operating expenses:
Gas gathering and processing	2,469	1,755
Natural gas lease operating expense	1,266	17
Asset impairment charge	790	2,487
Exploration expense	50	450
Depreciation, depletion, amortization and accretion	2,332	1,067
General and administrative	5,026	2,029
Total operating expenses	11,933	7,805
Operating loss	(7,620)	(4,667)
Other income (expense):
Interest and other income	1,248	167
Interest expense	(2,287)	(49)
Total other (expense) income	(1,039)	118
Net loss before cumulative effect of change in accounting principle	(8,659)	(4,549)
Cumulative effect of change in accounting principle	—	(76)
Net loss	(8,659)	(4,625)
Convertible Preferred stock dividends and deemed dividends	—	(204)
Net loss applicable to common stockholders	$(8,659)	$(4,829)
Net loss per share of common stock before cumulative effect of change in accounting principle	$(1.16)	$(0.68)
Cumulative effect of change in accounting principle per share of common stock	—	(0.01)
Net loss per share—basic and diluted	$(1.16)	$(0.69)
Basic and diluted weighted average shares outstanding	7,447,940	6,959,025

**             derived from audited consolidated statements of operations for the year ended December 31, 2005

PRB ENERGY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	December 31, 2006	December 31, 2005
		**
Assets
Current assets:
Cash and cash equivalents	$11,157	$6,434
Restricted cash	2,078	—
Accounts receivable, net	2,527	789
Inventory, net	—	1,346
Prepaid expenses	789	194
Total current assets	16,551	8,763
Oil and gas properties accounted for under the successful efforts method of accounting:
Proved properties, net	5,436	317
Unproved leaseholds	9,282	136
Wells-in-progress	5,794	1,081
Total oil and gas properties	20,512	1,534
Less: accumulated depreciation, depletion and amortization	(766)	(3)
Net oil and gas properties	19,746	1,531
Gathering and other property and equipment	11,603	6,992
Less: accumulated depreciation and amortization	(1,919)	(968)
Net gathering and other property and equipment	9,684	6,024
Other non-current assets:
Deferred debt issuance costs	2,086	—
Less: accumulated amortization	(375)	—
Net deferred debt issuance costs	1,711	—
Other non-current assets	2,151	1,122
Total other non-current assets	3,862	1,122
TOTAL ASSETS	$49,843	$17,440
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,854	$1,652
Accrued expenses and other current liabilities	979	97
Total current liabilities	2,833	1,749
Secured notes and other debt, less current portion	36,972	17
Discount on debentures	(4,326)
Other non-current liabilities	3,140	417
Total liabilities	38,619	2,183
Commitments and Contingencies
Stockholders’ equity
Capital, 50,000,000 shares authorized, par value $0.001, 5,639,000 shares undesignated Series A, B and C Convertible Preferred, 4,361,000 shares authorized; 0 and 40,000 issued and outstanding, respectively	—	*
Common stock, 40,000,000 shares authorized; 8,231,894 issued; 8,601,994 and 7,431,894 outstanding, respectively	10	8
Treasury stock	(1,257)	(800)
Additional paid-in-capital	26,406	21,325
Accumulated deficit	(13,935)	(5,276)
Total stockholders’ equity	11,224	15,257
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,843	$17,440

*                    amounts less than one thousand

**   derived from audited balance sheet at December 31, 2005

PRB ENERGY, INC.

Non-GAAP Financial Disclosure Discussion

To supplement PRB’s consolidated financial statements presented in accordance with GAAP, PRB uses a measure defined as a non-GAAP financial measure by the SEC:  Cash Loss.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, please see the table below captioned “Reconciliation of Net Loss to Cash Loss.”

PRB’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our core business operating results.  PRB believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing PRB’s performance and when planning, forecasting and analyzing future periods.  This non-GAAP financial measure also facilitates management’s internal comparisons to PRB’s historical performance and liquidity and our competitors’ operating results.  PRB believes this non-GAAP financial measure is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

PRB ENERGY, INC.
Reconciliation of Net Loss to Cash Loss
(Unaudited)

	For the years ended December 31,
	2006	2005	$ Change	% Change
Net Loss*	$(8,659)	$(4,829)	$(3,830)	79%

Exploration expenses	50	450	(400)	-89%
Impairment of E&P Properties	790	2,487	(1,697)	-68%
Depletion, depreciation, and amortization	2,332	1,067	1,265	119%
Stock options expense	663	—	663	100%
Accrued bonus and other	302	24	278	1,158%
Bad Debt Expense	604	—	604	100%
Cash Loss	$(3,918)	$(801)	$(3,117)	389%

*              Refer to Consolidated Statements of Operations.